UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2005

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-117141	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 16, 2005, the Board of Directors of Sunstone Hotel Investors, Inc. (the “Company”) granted the following members of its Board of Directors an award of 2,941 shares of restricted stock: Lewis N. Wolff, Barbara S. Brown, Anthony W. Dona, Keith P. Russell and David M. Siegel. These restricted stock awards, granted under the Company’s 2004 Long-Term Incentive Plan, are part of the directors’ annual restricted stock grant and will fully vest on the day of the Company’s 2005 Annual Stockholders Meeting. The form of Restricted Stock Award Agreement and form of Restricted Stock Award Certificate (Directors) are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 22, 2005, the Company issued a press release announcing financial results for its fiscal quarter and fiscal year ended December 31, 2004. The Company also announced that its Board declared a regular dividend of $0.285 per share for the first quarter payable to record holders of its common stock on March 31, 2005. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement.

10.2	Form of Restricted Stock Award Certificate (Directors).

99.1	Press Release dated February 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: February 23, 2005	By:	/S/ Jon D. Kline
Jon D. Kline
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement.

10.2	Form of Restricted Stock Award Certificate (Directors).

99.1	Press Release dated February 22, 2005.